UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 23, 2006

(January 17, 2006)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. EVANGELINE THRUWAY

CARENCRO, LOUISIANA 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Principal Officers

On January 17, 2006, OMNI Energy Services Corp. (“OMNI”), issued a press release, attached hereto as Exhibit 99.1, announcing the appointment of Gregory B. Milton, 44, as OMNI’s Chief Accounting Officer.

Mr. Milton joined OMNI in November 2005 as its Director of Financial Reporting with more than 20 years experience in public accounting. From May 1983 through January 2005, Mr. Milton was employed by Broussard, Poche’, Lewis and Breaux, L.L.P., and in 1993 became a partner in the auditing department of that accounting firm. Mr. Milton is a certified public accountant with extensive experience in financial statement preparation and reporting, taxation and computer software applications. He is an accounting graduate from the University of Southwestern Louisiana (now the University of Louisiana at Lafayette) and is a member of the Louisiana State Board of Certified Public Accountants, the American Institute of Certified Public Accountants and the Society of Louisiana Certified Public Accountants.

Prior to Mr. Milton’s appointment, there was no arrangement or understanding between Mr. Milton or OMNI and any other person pursuant to which he was appointed as Chief Accounting Officer of OMNI.

The press relesase announcing the appointment of key personnel is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press release issued by OMNI dated January 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: January 23, 2006

	By:	/S/ G. DARCY KLUG
G. Darcy Klug Executive Vice President